Exhibit 14.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus/Proxy Statement of Federated Intermediate Municipal Trust, Federated Municipal Securities Income Trust, and Money Market Obligations Trust, and to the incorporation by reference of our reports, dated July 18, 2008 and December 12, 2007, respectively, on the financial statements and financial highlights of Federated Intermediate Municipal Trust (one of the portfolios comprising Federated Intermediate Municipal Trust) and Michigan Municipal Cash Trust (one of the portfolios comprising Money Market Obligations Trust) as of May 31, 2008 and October 31, 2007, respectively, included in this Registration Statement on Form N-14 for Federated Intermediate Municipal Trust, Federated Municipal Securities Income Trust, and Money Market Obligation Trust.

We further consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Institutional Shares and Institutional Service Shares Statements of Additional Information for Federated Intermediate Municipal Trust and Money Market Obligations Trust in Post-Effective Amendment Number 43 to the Registration Statement (Form N-1A, No. 2-98237) and in Post-Effective Amendment Number 97 to the Registration Statement (Form N-1A, No.33-31602), respectively, and to the incorporation by reference of our reports dated July 18, 2007 and December 12, 2007, respectively, on Federated Intermediate Municipal Trust (one of the portfolios comprising Federated Intermediate Municipal Trust) and Michigan Municipal Cash Trust (one of the portfolios comprising Money Market Obligations Trust) included in the Annual Report to the respective Shareholders for the fiscal year ended May 31, 2008 and October 31, 2007; each document of which is incorporated by reference in this Registration Statement on Form N-14 for Federated Intermediate Municipal Trust, Federated Municipal Securities Income Trust, and Money Market Obligations Trust.

                                                /s/ ERNST & YOUNG LLP

Boston, Massachusetts
August 27, 2008